UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2005

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2005, the Compensation Committee of the Board of Directors of RSA Security Inc. granted to RSA Security’s executive officers non-qualified stock options under RSA Security’s 2005 Stock Incentive Plan to purchase shares of RSA Security’s common stock at an exercise price per share of $12.15, which was the closing price of RSA Security’s common stock on The NASDAQ National Market on that date. Arthur W. Coviello, Jr. (RSA Security’s President and Chief Executive Officer) received a stock option to purchase 100,000 shares, and each of William L. McQuaide (Senior Vice President, Enterprise Products Division), Vivian M. Vitale (Senior Vice President, Human Resources) and Gerard H. Wilson (Senior Vice President and Chief Information Officer) received a stock option to purchase 50,000 shares.

If RSA Security achieves certain net income goals determined by RSA Security’s Compensation Committee for the fiscal years ending December 31, 2006, 2007 and 2008, then one-third of the shares subject to each option becomes exercisable after the end of each such fiscal year. If RSA Security fails to achieve the one-year net income goal for the fiscal year ending December 31, 2006 but does achieve the cumulative two-year net income goal for the two years ending December 31, 2007, then two-thirds of the shares subject to each option become exercisable. Furthermore, if RSA Security fails to achieve the one-year net income goal for either or both of the fiscal years ending December 31, 2006 and 2007 but does achieve the cumulative three-year net income goal for the three years ending December 31, 2008, then each option becomes fully exercisable.

The stock options expire on December 9, 2012. The stock option agreement for each executive officer also provides, among other things, that the option will become exercisable in full if RSA Security experiences a change of control event (as defined in the agreement).

In addition, on December 9, 2005, RSA Security’s Compensation Committee granted to Arthur W. Coviello, Jr. a restricted stock award of 50,000 shares of RSA Security’s common stock at a purchase price of $0. The restricted stock award vests in three equal installments on the first three anniversaries of the grant date. If Mr. Coviello leaves the company before the vesting date of any installment(s), then he forfeits the unvested installment(s). The restricted stock agreement for Mr. Coviello also provides, among other things, that the restricted stock will become fully vested if RSA Security experiences a change of control event (as defined in the agreement).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

December 13, 2005	By:	/s/Vivian M. Vitale

Name: Vivian M. Vitale
Title: Senior Vice President, Human Resources